Bioral Nutrient Delivery, LLC
                         5310 Cypress Center Drive, #101
                                 Tampa, FL 33609


                                  June 1, 2003


                          DISTRIBUTION AGENT AGREEMENT
                          ----------------------------


Kashner Davidson Securities Corporation
77 South Palm Avenue
Sarasota, Florida 34236
Attention: Matt Meister

Gentlemen:

     This Agreement sets forth the terms and conditions under which Kashner Davidson Securities Corporation ("Agent") has been retained by Bioral Nutrient Delivery, LLC ("BND") to act as Distribution Agent in connection with the distribution, from time to time, by BND's parent, BioDelivery Sciences International, Inc. ("BDSI"), to stockholders (the "Distribution") of rights ("Rights") to purchase Class B Membership Shares (the "Class B Shares") of BND held by BDSI, as contemplated that certain Registration Statement on Form SB-1 of BND, Registration No. 333-103431, relating to the Rights, the Class B Shares and the Distribution (as amended from time to time, the "Registration Statement"). The term of the Agreement shall be the later of (i) December 31, 2003, and (ii) 60 days from the date the Registration Date becomes effective under the Securities Act of 1933, as amended.

1. Services. Agent will provide to BND the following services (the "Services"):

     (a)  Assistance in the coordination of the Distribution;

     (b) Facilitation with the distribution of materials to the registered and beneficial owners of shares BDSI common stock (the "Stockholders");

     (c)  Answer inquires from Stockholders regarding the Distribution;

     (d) Advice to BND regarding the form and content of the Registration Statement; and

     (e)  Assistance to BND with document review.

2. Compensation. In consideration of the Services to be provided to BND, BND hereby grants Agent a right to purchase 200,000 Class B Shares as follows:
100,000 as of the date that Rights are initially distributed to BDSI stockholders (the "Distribution Date") and the balance in twelve (12), equal quarterly installments beginning with the first fiscal quarter following the six (6) month period following the distribution date. The purchase price for the Class B Shares shall be the fair market value thereof (as determined by a third-party valuation firm selected by BND) at the time the right is exercised. The distribution agent will receive no additional cash or other consideration for its services, but shall be reimbursed for reasonable out of pocket expenses incurred by Agent in connection with the performance of the Services upon the submission of verifiable receipts therefor.

3. Certain Understandings and Agreements. It is expressly understood and agreed by BND and Agent that Agent (i) is not acting as an underwriter, broker or dealer in connection with the Distribution (by nature of the fact that, among other things, the Distribution is being made as a dividend to BDSI stockholders as of a set date), (ii) is only providing informational and advisory services to or on behalf of BND in connection with the Distribution and to no other person or entity, and (iii) Agent is not authorized to undertake any solicitation, brokerage, underwriting or any similar activities on behalf of BND, BDSI or any other person or entity in connection with the Distribution. BND and Agent further agree that this agreement is intended to qualify as services provided in connection with an exempted offering as contemplated by NASD Rule 2710(b)(8)(I).

4. Compliance with Law. Agent represents and warrants to BND that it will comply with, and BND represents and warrants to Agent that it will comply with, applicable requirements of law relating to the performance of this Agreement.

5. Indemnification. BND agrees to indemnify and hold Agent harmless from and against any loss, damage, expense (including, without limitation, reasonable legal and other related fees and expenses), liability or claim (collectively, "Claims") incurred by Agent arising out of Agent's performance of its obligations under this Agreement (except for any loss, damage, expense, liability or claim resulting out of Agent's own negligence or misconduct). At its election, BND may assume the defense of any such Claim. Agent hereby agrees to advise BND of any such Claim promptly after receipt of the notice thereof; provided however, that Agent's right to indemnification hereunder shall not be limited by its failure to promptly advise BND of any such Claim, except to the extent that BND is prejudiced by such failure.

     Agent agrees to indemnify and hold BND, BDSI and their respective employees, officers, directors, agents or representatives (the "BND Parties") from and against Claims incurred by any BND Party arising out of Agent's performance of its obligations under this Agreement (except for any loss, damage, expense, liability or claim resulting out of the negligence or misconduct of the applicable BND Party). At its election, Agent may assume the defense of any such Claim. BND hereby agrees to advise Agent of any such Claim promptly after receipt of the notice thereof; provided however, that the BND Parties' rights to indemnification hereunder shall not be limited by BND's failure to promptly advise Agent of any such Claim, except to the extent that Agent is prejudiced by such failure.

     The indemnification provisions contained in this paragraph 5 will survive the term of this Agreement.

6. Confidentiality. Agent agrees to preserve the confidentiality of all non-public information regarding and provided by BND, BDSI or their respective employees, officers, directors, agents or representatives for its use in providing Services under this agreement, or information (whether oral, written or electronic) developed by Agent based upon such non-public information. It is understood and agreed that damages may not be an adequate remedy for BND the event of a breach or threatened breach of this section 6 and, accordingly, Agent agrees that BND will be entitled to seek injunctive or other appropriate equitable relief against Agent and its representatives in the event of such a breach or threatened breach without proof of actual damages and without any requirement to post a bond or provide other security.

7. Governing Law. This Agreement shall be made in, governed by, and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.

8. Jurisdiction. Agent and BND, on behalf of themselves and their respective representatives, hereby: (i) agree that any suit, action or other legal proceeding arising out of or relating to this agreement shall be brought in the State of New York, County of New York or in the Courts of the United States of America located in the Southern District of New York; (ii) consent to the jurisdiction of each such court in any such suit, action or proceeding; (iii) waive any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum; and (iv) irrevocably consent to the service of any and all process in any such suit, action or proceeding by service of copies of such process at its address first indicated above.

9. No Waiver. No failure or delay by BND or Agent in exercising any right or remedy provided for hereunder shall operate as a waiver thereof.

10. Amendments. This Agreement may be not modified, altered, supplemented or amended in any manner except with the written approval of BND and Agent.

11. No Third Party Rights. Nothing in this Agreement, expressed or implied, is intended to confer any rights or remedies upon any person or entity, other than BND, Agent and their respective affiliates, successors and assigns.

12. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior understandings or agreements between the parties.

13. Counterparts. This Agreement and any amendment hereto may be executed in any number of counterparts and by facsimile, each of which, when taken together, shall be deemed an original of this Agreement and one and the same Agreement.

     If the above is agreed to by Agent, please sign and return the enclosed duplicate of this Agreement to BND, Attention: James A. McNulty, 5310 Cypress Center Drive, #101, Tampa, FL 33609. Your execution hereof shall indicate your acceptance of the terms hereof.


                                          Sincerely,

                                          BIORAL NUTRIENT DELIVERY, LLC



                                          By:
                                              ------------------------------
                                          Name:  James A. McNulty
                                          Title: Secretary, Treasurer and
                                                 Chief Financial Officer



AGREED TO AND ACCEPTED:

KASHNER DAVIDSON SECURITIES CORPORATION



By:
   ---------------------------------
        Name: Matt Meister
        Title:   President




                           [End of Distribution Agent Agreement]